Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Polaris Income Fund I (the Partnership) on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Stephen E. Yost, Chief Financial Officer of Polaris Investment Management Corporation, the General Partner of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


POLARIS AIRCRAFT INCOME FUND I
(Registrant)
By:  Polaris Investment Management Corporation,
     General Partner


By:  /s/ Stephen E. Yost
     -------------------
     Stephen E. Yost
     Chief Financial Officer
     March 31, 2003